UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2013

Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
25 Park Street, Rockville, CT		06066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 291-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On May 20, 2013, Rockville Financial, Inc. (the “Company”), announced that its Board of Directors authorized a new stock repurchase program and its regulator, the Federal Reserve Bank of Boston has completed its review of its stock repurchase proposal and has considered all the facts of record. Acting pursuant to authority delegated by the Board of Governors of the Federal Reserve System, the Reserve Bank does not object to the proposal, and the Company may proceed with the stock repurchase. The new stock repurchase program will follow the completion of the Company’s prior stock repurchase program, under which there are approximately 342,000 shares remaining to purchase. Under the new plan, the Company may repurchase up to 2,730,026 shares, or 10% of the current outstanding shares, from time to time, depending on market conditions, at prevailing market prices in open-market and other transactions.

The Company issued a press release regarding the matters described above. The complete text of this press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

Exhibit 99.1     Press Release dated May 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2013	ROCKVILLE FINANCIAL, INC. Registrant

	By:	/s/ William H. W. Crawford, IV
William H. W. Crawford, IV President & Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1     Press Release dated May 20, 2013